                                                                       EXHIBIT 5




================================================================================

                               TERM LOAN AGREEMENT



                                   ----------



                           FRC-WPP NRP INVESTMENT L.P.


                                       and


                          SOUTHWEST BANK OF TEXAS, N.A.

                            as Administrative Agent,
                       Sole Book Runner and Lead Arranger


                       and CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders



                                   ----------



                                   $25,000,000


                                December 22, 2003



================================================================================

                                TABLE OF CONTENTS



                                                                                                               Page
ARTICLE I - Definitions and References............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions........................................12
         Section 1.3.      Amendment of Defined Instruments......................................................12
         Section 1.4.      References and Titles.................................................................12
         Section 1.5.      Calculations and Determinations.......................................................12
         Section 1.6.      Joint Preparation; Construction of Indemnities and Releases...........................13

ARTICLE II - The Loans...........................................................................................13
         Section 2.1.      Commitments to Lend; Notes............................................................13
         Section 2.2.      Request for Loans.....................................................................13
         Section 2.3.      Continuations and Conversions of Loans................................................14
         Section 2.4.      Use of Proceeds.......................................................................15
         Section 2.5.      Interest Rates and Fees...............................................................15
         Section 2.6.      Optional Prepayments..................................................................16
         Section 2.7.      Scheduled Payments and Mandatory Prepayments..........................................16

ARTICLE III - Payments to Lenders................................................................................17
         Section 3.1.      General Procedures....................................................................17
         Section 3.2.      Capital Reimbursement.................................................................18
         Section 3.3.      Increased Cost of LIBOR Loans.........................................................18
         Section 3.4.      Availability..........................................................................19
         Section 3.5.      Funding Losses........................................................................20
         Section 3.6.      Reimbursable Taxes....................................................................20

ARTICLE IV - Conditions Precedent to Lending.....................................................................21
         Section 4.1.      Documents to be Delivered.............................................................21
         Section 4.2.      Additional Conditions Precedent.......................................................23

ARTICLE V - Representations and Warranties.......................................................................23
         Section 5.1.      No Default............................................................................23
         Section 5.2.      Organization and Good Standing........................................................23
         Section 5.3.      Authorization.........................................................................24
         Section 5.4.      No Conflicts or Consents..............................................................24
         Section 5.5.      Enforceable Obligations...............................................................24
         Section 5.6.      Initial Financial Statements..........................................................24
         Section 5.7.      Other Obligations and Restrictions....................................................24
         Section 5.8.      Full Disclosure.......................................................................25
         Section 5.9.      Litigation............................................................................25
         Section 5.10.     Labor Disputes and Acts of God........................................................25
         Section 5.11.     ERISA Plans and Liabilities...........................................................25
         Section 5.12.     Environmental and Other Laws..........................................................25
         Section 5.13.     Names and Places of Business..........................................................26
         Section 5.14.     Borrower's Subsidiaries...............................................................26

         Section 5.15.     Government Regulation.................................................................26
         Section 5.16.     Insider...............................................................................27
         Section 5.17.     Solvency..............................................................................27
         Section 5.18.     Title to Collateral...................................................................27

ARTICLE VI - Affirmative Covenants of Borrower...................................................................27
         Section 6.1.      Payment and Performance...............................................................27
         Section 6.2.      Books, Financial Statements and Reports...............................................27
         Section 6.3.      Other Information and Inspections.....................................................28
         Section 6.4.      Notice of Material Events and Change of Address.......................................29
         Section 6.5.      Maintenance of Properties.............................................................29
         Section 6.6.      Maintenance of Existence and Qualifications...........................................29
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc..............................................29
         Section 6.8.      Intentionally deleted.................................................................30
         Section 6.9.      Performance on Borrower's Behalf......................................................30
         Section 6.10.     Interest..............................................................................30
         Section 6.11.     Compliance with Agreements and Law....................................................30
         Section 6.12.     Environmental Matters; Environmental Reviews..........................................30
         Section 6.13.     Evidence of Compliance................................................................31
         Section 6.14.     Bank Accounts; Offset.................................................................31
         Section 6.15.     Agreement to Deliver Security Documents...............................................31
         Section 6.16.     Registration of Acquired Units........................................................32
         Section 6.17.     Cash Collateral Account...............................................................32

ARTICLE VII - Negative Covenants of Borrower.....................................................................32
         Section 7.1.      Indebtedness..........................................................................32
         Section 7.2.      Limitation on Liens...................................................................33
         Section 7.3.      Limitation on Mergers, Issuances of Securities........................................33
         Section 7.4.      Limitation on Sales of Property.......................................................33
         Section 7.5.      Limitation on Dividends and Redemptions...............................................33
         Section 7.6.      Limitation on Investments and New Businesses..........................................33
         Section 7.7.      Limitation on Credit Extensions.......................................................33
         Section 7.8.      Transactions with Affiliates..........................................................33
         Section 7.9.      No Further Negative Pledges...........................................................33
         Section 7.10.     Prohibited Contracts..................................................................34
         Section 7.11.     Financial Covenants...................................................................34

ARTICLE VIII - Events of Default and Remedies....................................................................34
         Section 8.1.      Events of Default.....................................................................34
         Section 8.2.      Remedies..............................................................................37

ARTICLE IX - Administrative Agent................................................................................37
         Section 9.1.      Appointment and Authority.............................................................37
         Section 9.2.      Exculpation, Administrative Agent's Reliance, Etc.....................................38
         Section 9.3.      Credit Decisions......................................................................38
         Section 9.4.      Indemnification.......................................................................38
         Section 9.5.      Rights as Lender......................................................................39

         Section 9.6.      Sharing of Set-Offs and Other Payments................................................39
         Section 9.7.      Investments...........................................................................40
         Section 9.8.      Benefit of Article IX.................................................................40
         Section 9.9.      Resignation...........................................................................40

ARTICLE X - Miscellaneous........................................................................................41
         Section 10.1.     Waivers and Amendments; Acknowledgments...............................................41
         Section 10.2.     Survival of Agreements; Cumulative Nature.............................................42
         Section 10.3.     Notices...............................................................................42
         Section 10.4.     Payment of Expenses; Indemnity........................................................43
         Section 10.5.     Joint and Several Liability; Parties in Interest; Assignments.........................45
         Section 10.6.     Confidentiality.......................................................................47
         Section 10.7.     Governing Law; Submission to Process..................................................47
         Section 10.8.     Limitation on Interest................................................................48
         Section 10.9.     Termination; Limited Survival.........................................................49
         Section 10.10.    Severability..........................................................................49
         Section 10.11.    Counterparts; Fax.....................................................................49
         Section 10.12.    WAIVER OF JURY TRIAL..................................................................49
         Section 10.13.    Waiver of Punitive Damages............................................................50
         Section 10.14.    Binding Arbitration...................................................................50

Schedules and Exhibits:

Schedule 1  -   Disclosure Schedule
Schedule 2  -   Security Schedule
Schedule 3  -   Lenders Schedule

Exhibit A   -   Promissory Note
Exhibit B   -   Borrowing Notice
Exhibit C   -   Continuation/Conversion Notice
Exhibit D   -   Certificate Accompanying Financial Statements
Exhibit E   -   Opinion of Gibson Dunn & Crutcher LLP, Counsel for Borrower
                and General Partner
Exhibit F   -   Assignment and Acceptance

                               TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT is made as of December 22, 2003 by and among FRC-WPP NRP Investment L.P., a Delaware limited partnership (herein called "Borrower"), Southwest Bank of Texas, N.A., individually and as agent (herein called "Administrative Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Acquired Units" means the 4,796,920 subordinated units of NRP acquired by Borrower pursuant to the Acquisition Documents, which are convertible into common units of NRP pursuant to the NRP Limited Partnership Agreement

         "Acquisition" means the acquisition by Borrower of the Acquired Units from Ark Land Company, a wholly-owned subsidiary of Arch Coal, Inc. pursuant to the Acquisition Documents.

         "Acquisition Documents" means (i) that certain purchase and sale agreement dated December 22, 2003 among Borrower, Ark Land Company, and Arch Coal, Inc. and (ii) all other documents and instruments executed and delivered in connection with the foregoing.

         "Adjusted Base Rate" means the Base Rate plus the Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

         "Adjusted LIBOR Rate" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum equal to the sum of (a) the LIBOR Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) determined by Administrative Agent to be equal to the quotient obtained by dividing (i) the LIBOR Rate for such LIBOR Loan for such Interest Period by
(ii) 1 minus the Reserve Requirement for such LIBOR Loan for such Interest Period, provided that no Adjusted LIBOR Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted LIBOR Rate for any LIBOR Loan shall change whenever the LIBOR Margin or the Reserve Requirement changes.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

         (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Administrative Agent" means Southwest Bank of Texas, N.A., as Administrative Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than Southwest Bank of Texas, N.A. becomes a party hereto, "Administrative Agent" shall mean Southwest Bank of Texas, N.A., individually.

         "Agreement" means this Term Loan Agreement.

         "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the Lenders Schedule or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. As used in this definition, "Prime Rate" means the per annum rate of interest established from time to time by Administrative Agent as its prime rate, which rate may not be the lowest rate of interest charged by Administrative Agent to its customers.

         "Base Rate Loan" means a Loan which does not bear interest at the LIBOR Rate.

         "Base Rate Margin" means, on each day:

         (a) three-quarters of one percent (0.75%) per annum when the Debt/Cash Flow Ratio is less than 1.50 to 1.00 on such day.

         (b) one percent (1.00%) per annum when the Debt/Cash Flow Ratio is equal to or greater than 1.50 to 1.00 but less than 2.00 to 1.00 on such day.

         (c) one and one-quarter percent (1.25%) per annum when the Debt/Cash Flow Ratio is equal to or greater than 2.00 to 1.00 on such day.

         "Borrower" means FRC-WPP NRP Investment, L.P., a Delaware limited partnership.

         "Borrower's Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of Borrower dated December 22, 2003, as may be amended from time to time in accordance herewith.

         "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of LIBOR Loans, with the same Interest Period) pursuant to
Section 2.3.

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas. Any Business Day in any way relating to LIBOR Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Administrative Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Collateral Account" means that certain Account No. 51036076 established at Administrative Agent.

         "Cash Flow" means all distributions received from NRP by Borrower with respect to the Acquired Units, minus (i) nominal cash business expenses (such as audit and accounting fees, formation costs, etc.) of up to $250,000 annually,
(ii) upfront fees paid to Administrative Agent in connection herewith, and (iii) legal fees with respect hereto and with respect to the formation of Borrower; provided, for any Fiscal Quarter prior to Borrower's formation, Borrower shall be deemed to have received distributions equal to $0.5375 per Acquired Unit.

         "Change of Control" means (a) General Partner or any of its Affiliates shall cease to be and act as the general partner of Borrower, (b) General Partner and the limited partners of Borrower as of the date hereof or any of their Affiliates shall collectively cease to own, directly or indirectly, all of the partnership interests in Borrower, or First Reserve Corporation or any of its Affiliates shall cease to own, directly or indirectly, a majority of such partnership interests, or (c) the members of General Partner as of the date hereof or any of their Affiliates shall collectively cease to own, directly or indirectly, all of the voting membership interests in General Partner.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Continuation" shall refer to the continuation pursuant to Section 2.3 hereof of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

         "Conversion" shall refer to a conversion pursuant to Section 2.3 or
Article III of one Type of Loan into another Type of Loan.

         "Debt/Cash Flow Ratio" has the meaning given to such term in Section 7.11(b).

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question (a) with respect to any Base Rate Loan, the rate per annum equal to two percent (2%) above the Adjusted Base Rate then in effect and (b) with respect to any LIBOR Loan, the rate per annum equal to two percent (2%) above the Adjusted LIBOR Rate then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any such option or warrant).

         "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Administrative Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of business organizations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "Event of Default" has the meaning given to such term in Section 8.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the average per annum rate of interest on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (herein called "Overnight Transactions") transacted on the immediately preceding Business Day, as published by the Federal Reserve Bank of New York, provided that if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average of the per annum interest rate quotations for Overnight Transactions received by Administrative Agent (or at its option, the Reference Bank) for such Business Day from three (3) Federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor). If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries shall be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

         "General Partner" means FRC-WPP GP LLC, a Delaware limited liability company, the general partner of Borrower.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

         "Indebtedness" of any Person means Liabilities in any of the following categories:

         (a) Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under Hedging Contracts,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase, lease or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor; provided, further, that the "Indebtedness" of NRP or its Affiliates (not including Borrower) or First Reserve Corporation or its Affiliates (not including Borrower) shall not be included in the definition of Indebtedness for the purposes hereof.

         "Initial Financial Statements" means the pro forma unaudited Consolidated financial statements of Borrower dated as of the date hereof.

         "Interest Payment Date" means with respect to any Base Rate Loan, the last Business Day of each calendar month, and with respect to each LIBOR Loan, the last day of the Interest Period that is applicable thereto (and for any LIBOR Loan with an Interest Period longer than three months, on each three-month anniversary of such LIBOR Loan).

         "Interest Period" means, with respect to each particular LIBOR Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day).

         "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

         "Investment" means any investment, made directly or indirectly, in any Person or any property, whether by purchase, acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

         "Lender Hedging Contract" means any Hedging Contract entered into from time to time between Borrower and a counterparty that is a Lender or an Affiliate of a Lender.

         "Lender Hedging Obligations" means all obligations arising from time to time under Lender Hedging Contracts; provided that if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder.

         "Lender Parties" means Administrative Agent and all Lenders.

         "Lenders" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including Southwest Bank of Texas, N.A. in its capacity as a Lender hereunder rather than as Administrative Agent, and the successors of each such party as holder of a Note.

         "Lenders Schedule" means Schedule 3 hereto.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIBOR Loan" means a Loan that bears interest at the Adjusted LIBOR
Rate.

         "LIBOR Margin" means, on each day:

         (a) two and one-quarter percent (2.25%) per annum when the Debt/Cash Flow Ratio is less than 1.50 to 1.00 on such day.

         (b) two and one-half percent (2.50%) per annum when the Debt/Cash Flow Ratio is equal to or greater than 1.50 to 1.00 but less than 2.00 to 1.00 on such day.

         (c) two and three-quarters percent (2.75%) per annum when the Debt/Cash Flow Ratio is equal to or greater than 2.00 to 1.00 on such day.

         "LIBOR Rate" means, for any LIBOR Loan within a Borrowing and with respect to the related Interest Period therefor, (a) the per annum rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) as determined on the basis of offered rates for deposits in U.S. dollars , for a period of time comparable to such Interest Period which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m., Houston, Texas time (or, as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period and in an amount comparable to the principal amount of the LIBOR Loans to which such Interest Period relates, or (b) in the event the rate referenced in the preceding subsection (a) is not available, the per annum rate (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the rate of interest at which Administrative Agent is offered deposits in U.S. dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable LIBOR Loans and with a term equivalent to such Interest Period in the offshore U.S. dollar market at approximately 11:00 a.m. (Houston, Texas time) (or as soon thereafter as practical) two Business Days prior to the first day of such Interest Period.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, any Lender Hedging Contracts, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

         "Loans" means all loans made by Lenders to Borrower under this Agreement.

         "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed fifty-one percent (51%).

         "Material Adverse Change" means a materially adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, all such representations and warranties taken as a whole, to (d) Borrower's Consolidated financial condition, (e) Borrower's Consolidated operations or properties, considered as a whole, (f) Borrower's ability to timely pay the Obligations, or (g) the enforceability of the material terms of any Loan Documents.

         "Maturity Date" means December 31, 2008, or if earlier, the day on which the Notes first become due and payable in full.

         "Note" has the meaning given to such term in Section 2.1.

         "NRP" means Natural Resource Partners L.P., a Delaware limited partnership.

         "NRP Credit Facility" means the credit facility under that certain Credit Agreement dated October 17, 2002 among NRP and the administrative agent and lenders a party thereto, as amended, restated or supplemented, and any replacement or refinancing facility therefor.

         "NRP Limited Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of NRP dated October 17, 2002, as may be amended from time to time in accordance therewith.

         "NRP Material Adverse Change" means a materially adverse change, from the state of affairs as of December 31, 2002, to (h) NRP's Consolidated financial condition, or (i) NRP's Consolidated operations or properties, considered as a whole.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents, including all Lender Hedging Obligations. "Obligation" means any part of the Obligations.

         "Percentage Share" means, with respect to any Lender (a) when used in
Section 2.1, 2.2 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth below such Lender's name on the Lenders Schedule, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

         "Permitted Liens" means:

         (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

         (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; and

         (c) Liens under the Security Documents.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Reserve Requirement" means, at any time, the stated maximum rate of all reserve requirements (including, without limitation, any marginal, special, supplemental, emergency or other reserves) that is specified from time to time by the Board of Governors of the Federal

Reserve System (or any successor) for determining maximum reserve requirements with respect to eurodollar funding (currently referred to as "Eurocurrency liabilities") in Regulation D maintained by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Loans.

         "Restricted Person" means any of Borrower and each Subsidiary of Borrower.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations, the Lender Hedging Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Sweep Event" means NRP shall at any time fail to declare and pay a quarterly distribution with respect to its common units equal to or in excess of $0.5125 per common unit.

         "Sweep Termination Event" means, following a Sweep Event, the first day following two consecutive quarterly distributions equal to or in excess of $0.5125 per common unit per quarter by NRP with respect to its common units.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of

America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or LIBOR Loans.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Accounting terms have the meanings assigned to them by GAAP, as applied to the accounting entity to which they refer. References to "days" shall mean calendar days, unless the term "Business Day" is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to LIBOR Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any LIBOR

Rate, Adjusted LIBOR Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

         Section 1.6. Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

                             ARTICLE II - The Loans

         Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make a single term loan to Borrower upon Borrower's request prior to December 31, 2003, provided that:

         (a) all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares, and

         (b)      the aggregate amount of such Loans shall not exceed
                  $25,000,000.

The obligation of Borrower to repay to each Lender the Loan made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the amount of the Loan made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Borrower may borrow and repay, but may not reborrow hereunder.

         Section 2.2. Request for Loans. Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of its requested Borrowing of the Loans to be advanced by Lenders. Such notice shall constitute a "Borrowing Notice" hereunder and must:

         (a) specify (i) the aggregate amount of such Borrowing of Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of such Borrowing of LIBOR Loans, the date on which such LIBOR Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

         (b) be received by Administrative Agent not later than 10:00 a.m., Houston, Texas time, on (i) the day on which such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which such LIBOR Loans are to be made.

Such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of the Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to the Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent's office in Houston, Texas the amount of such Lender's Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Loans available to Borrower. Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such Lender's Loan, Administrative Agent may in its discretion assume that such Lender has made such Loan available to Administrative Agent in accordance with this section and Administrative Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its Loan available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three Business Days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Administrative Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Administrative Agent such amount within such three-Business Day period, Administrative Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         Section 2.3. Continuations and Conversions of Loans. Borrower may make the following elections with respect to outstanding Loans: to convert Base Rate Loans to LIBOR Loans, to convert LIBOR Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue LIBOR Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than six Borrowings of LIBOR Loans outstanding at any time. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

         (a) specify the existing Loans which are to be Continued or Converted;

         (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of LIBOR Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such LIBOR Loans), and the length of the applicable Interest Period; and

         (c) be received by Administrative Agent not later than 10:00 a.m., Houston, Texas time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to LIBOR Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into LIBOR Loans or continue existing Loans as LIBOR Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing LIBOR Loans at least three days prior to the end of the Interest Period applicable thereto, such LIBOR Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. Use of Proceeds. Borrower shall use the Loans to finance the Acquisition. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.5. Interest Rates and Fees.

         (a) Interest Rates. As provided in the Notes: (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day, (ii) each LIBOR Loan shall bear interest on each day during the related Interest Period at the related Adjusted LIBOR Rate in effect on such day, and (iii) if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the Notes.

         (b) Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay fees to Administrative Agent as described in a fee letter agreement of even date herewith between Administrative Agent and Borrower, on the same basic terms as set forth in the original fee letter agreement dated December 10, 2003, between the Administrative Agent and FRC-WPP Investment, L.P.

         Section 2.6. Optional Prepayments. Borrower may, upon three Business Days' notice to the Administrative Agent, from time to time and without premium or penalty, prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $250,000 or any higher integral multiple of $250,000; accompanied by any reimbursements owing to Lenders pursuant to Section 3.5 resulting from any prepayment of any LIBOR Loan. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid and shall be applied to the Loans in inverse order of maturity. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7. Scheduled Payments and Mandatory Prepayments.

         (a) Commencing December 31, 2004, and on the last day of each Fiscal Quarter thereafter, principal shall be due and payable in installments equal to $1,250,000 per Fiscal Quarter. Interest shall be due and payable on each Interest Payment Date. All outstanding principal and accrued and unpaid interest shall be due and payable in full on the Maturity Date.

         (b) If at any time Borrower sells, assigns, transfers or otherwise disposes of any Acquired Units, Borrower shall promptly after such sale or other disposition (and in any event within three Business Days thereafter) prepay the outstanding principal of the Loans in an amount equal to (i) the outstanding principal balance of the Notes times (ii) the number of Acquired Units sold, assigned, transferred or disposed of divided by (iii) the number of Acquired Units owned by Borrower immediately prior to such sale, assignment, transfer or disposition; unless, at the time of such sale, assignment, transfer or disposition:

                  (x) the Acquired Units sold, assigned, transferred or disposed of shall have converted from subordinated units into common units;

                  (y) the Acquired Units owned by Borrower following such sale, assignment, transfer or disposition times the per common unit price for such transaction shall exceed six times the outstanding principal balance of the Notes; and

                  (z) the Debt/Cash Flow Ratio as of the date of such sale, assignment, transfer or disposition shall not exceed
                           2.00 to 1.00.

Any mandatory prepayment under this Section 2.7(b) shall ratably reduce the remaining installments to become due pursuant to Section 2.7(a) and shall be applied ratably to such remaining installments; provided, in the event the date of any such prepayment is less than thirty (30) days prior to the due date of the next such installment, such prepayment shall be applied first to such next installment and then ratably to the remaining installments. Following the payment or prepayment of all such installments, any such mandatory prepayments shall be applied to the remaining outstanding principal balance of the Loans.

         (c) Upon the occurrence of a Sweep Event, and continuing until such time as a Sweep Termination Event shall thereafter occur, the Administrative Agent may apply all amounts on deposit in or thereafter deposited into the Cash Collateral Account to the next scheduled principal installment on or after the date of such application; provided, that to the extent such amounts on deposit in the Cash Collateral Account prior to the date of any such scheduled installment payment are in excess of the amount of the scheduled installment, the Administrative Agent may apply such excess amount ratably to the remaining installments to become due pursuant to Section 2.7(a). Following the payment or prepayment of all such installments, any such mandatory prepayments shall be applied to the remaining outstanding principal balance of the Loans.

         (d) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Except as expressly set forth in Section 2.7(b) above, any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Administrative Agent not later than 11:00 a.m., Houston, Texas time, on the date such payment becomes due and payable. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent's Note. When Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed (subject to the provisions of Section 8.3 with respect to application of proceeds of sale of Collateral), as follows:

         (a) first, for the payment of all Obligations which are then due, other than Lender Hedging Obligations (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under
Section 6.9 or 10.4 and then to the partial payment of all such other Obligations, other than Lender Hedging Obligations, then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

         (b) then, to the extent such money received is pursuant to the exercise of remedies under the Security Documents only, for the payment of all Lender Hedging Obligations (and if such money is insufficient to pay all such Lender Hedging Obligations, then to the partial payment of such Lender Hedging Obligations then due in proportion to the amounts thereof);

         (c) then, for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

         (d) then, for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

         (e) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7. All distributions of amounts described in any of subsections (b),
(d) or (e) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to Administrative Agent under
Section 9.9, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Administrative Agent to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, upon demand by such Lender Party, Borrower will pay to Administrative Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans or commitments under this Agreement.

         Section 3.3. Increased Cost of LIBOR Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

         (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any LIBOR Loan or otherwise due under this Agreement in respect of any LIBOR Loan (other than taxes imposed on the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of LIBOR Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

         (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any LIBOR Loan, the result of which is to increase the cost to any Lender Party of funding or maintaining any LIBOR Loan or to reduce the amount of any sum receivable by any Lender Party in respect of any LIBOR Loan by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Administrative Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Administrative Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Loans into Base Rate Loans.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain LIBOR Loans, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any LIBOR Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the LIBOR Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Administrative Agent, Borrower's right to elect LIBOR Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all LIBOR Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain LIBOR Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a LIBOR Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any LIBOR Loan into a Base Rate Loan or into a different LIBOR Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

         (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any LIBOR Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Administrative Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any LIBOR Loan, Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR

Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Administrative Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements,
(y) the Internal Revenue Code, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its Loan unless Administrative Agent shall have received all of the following, at Administrative Agent's office in Houston, Texas, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b) Each Note.

         (c) Each Security Document listed in the Security Schedule.

         (d) Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Chief Financial Officer of the General Partner of Borrower, which shall contain the names and signatures of the managers of the General Partner of Borrower authorized to execute Loan Documents for and on behalf of Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the board of directors/managers of the General Partner of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of the General Partner of Borrower and of Borrower and all amendments thereto, certified by the appropriate official of General Partner's and Borrower's respective states of organization, and (3) copies of any bylaws/regulations or operating agreement of the General Partner of Borrower and of Borrower's Limited Partnership Agreement; and

                  (ii) A "Compliance Certificate" of a manager of the General Partner of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

         (e) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in the State of Delaware and of General Partner in the State of Delaware, issued by the appropriate authorities of such jurisdiction.

         (f) A favorable opinion of Gibson Dunn & Crutcher LLP, counsel for Borrower and General Partner, substantially in the form set forth in Exhibit E.

         (g) The Initial Financial Statements and a pro forma compliance certificate as of September 30, 2003 with respect to compliance with Section
7.11 hereof.

         (h) Intentionally deleted.

         (i) Establishment of the Cash Collateral Account with Administrative Agent.

         (j) Lenders shall have reviewed and approved in their sole discretion the terms of the NRP Limited Partnership Agreement, the Acquired Units, including without limitation distribution, registration and conversion rights associated therewith, and any agreements between Borrower and the other owners, managers or partners of NRP with respect to NRP and/or the Acquired Units.

         (k) Lenders shall have received evidence confirming an equity investment in Borrower in an amount not less than $86,000,000, on terms and conditions satisfactory to Lenders.

         (l) Lenders shall have received executed counterparts of the Acquisition Documents, in form and substance satisfactory to Lenders, and evidence confirming the consummation of the Acquisition and the transfer of ownership of the Acquired Units to Borrower.

         (m) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into, including without limitation the fees and expenses of Thompson & Knight LLP, counsel to Administrative Agent, for which invoices have been presented on or before the initial funding of the Loan.

         Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make its Loan unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true in all material respects on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

         (b) No Default shall exist at the date of such Loan.

         (c) No Material Adverse Change and no NRP Material Adverse Change shall have occurred.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

         (e) The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents,
(ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form, substance and date.

                   ARTICLE V - Representations and Warranties

         To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender as of the date hereof that:

         Section 5.1. No Default. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the Initial Financial Statements no Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule or a Disclosure Report:
(a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in
Section 5.10 of the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in Section 5.11 of the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in Section
5.11 of the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in Section 5.11 of the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. Except as disclosed in
Section 5.12 of the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Each Restricted Person undertook, at the time of its acquisition of each of its material properties, all appropriate inquiry into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

         Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule. Except as otherwise indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. The organizational jurisdiction of Borrower is as set forth in the introductory paragraph hereof, and the organizational jurisdiction of each other Restricted Person is as set forth in Section 5.13 of the Disclosure Schedule. Except as indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Section 5.14 of the Disclosure Schedule.

         Section 5.15. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.16. Insider. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

         Section 5.17. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar
Laws).

         Section 5.18. Title to Collateral. Each Restricted Person has good and marketable title to all of the Collateral and to all of its material properties and assets, free and clear of all Liens, encumbrances, or adverse claims other than Permitted Liens and free and clear of all impediments to the use of such properties and assets in such Restricted Person's business. The amount of Liabilities secured by Permitted Liens encumbering Collateral on the date hereof (excluding only inchoate Liens for taxes not yet due and payable) does not exceed $10,000.

                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

         (a) As soon as available, and in any event within one hundred twenty
(120) days after the end of each Fiscal Year, commencing December 31, 2004, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within one hundred twenty (120) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Section 7.11, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of
Section 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to all of its owners, and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Administrative Agent may from time to time request concerning any provision of the Loan Documents, any Collateral, or any matter in connection with Restricted Persons' businesses, properties, prospects, financial condition and operations. Each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours (and, so long as no Default has occurred and is continuing, upon reasonable notice) any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly and in any event within five Business Days notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) occurrence of any Material Adverse Change or any NRP Material Adverse Change,

         (b) the occurrence of any Default,

         (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

         (d) the occurrence of any Termination Event,

         (e) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent and Administrative Agent's counsel in writing at least thirty (30) days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days past the original invoice billing date therefor, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other material Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Intentionally deleted.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

         Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due, which with respect to Obligations other than Loans shall be the Default Rate applicable to Base Rate Loans. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto and will maintain in good standing all licenses that may be necessary or appropriate to carry on its business.

         Section 6.12. Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. Without limiting the foregoing, Borrower will promptly develop and carry out a plan of action to plug abandoned wells, as discovered, that are not expected to be returned to service. No Restricted Person will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances. Upon Administrative Agent's reasonable request, at any time and from time to time, Borrower will provide at its own expense an environmental inspection of any of the Restricted Persons' material real properties and audit of their environmental compliance procedures and practices, in each case from internal sources or, if requested by Administrative Agent, from an engineering or consulting firm approved by Administrative Agent.

         (b) Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which Borrower otherwise has notice, pending or threatened against any Restricted Person by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Restricted Person's ownership or use of its properties or the operation of its business.

         (c) Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with any Restricted Person's ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and
(c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence and during the continuance of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.15. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Administrative Agent in its sole and absolute discretion, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in Collateral, including the delivery of any certificates evidencing the Acquired Units, accompanied by blank executed powers with respect thereto. Borrower agrees to deliver, whenever requested by Administrative Agent in its sole and absolute discretion, favorable opinions from legal counsel acceptable to Administrative Agent with respect to the enforceability of the Liens created by the Security Documents, in a form and substance reasonably acceptable to the Administrative Agent.

         Section 6.16. Registration of Acquired Units. Borrower agrees that upon the conversion of any Acquired Units from subordinated units to common units, Borrower shall use commercially reasonable efforts to cause such converted Acquired Units to be registered pursuant to the Securities Act of 1933, as amended and shall use commercially reasonable efforts to cause such registration to remain effective through the Maturity Date.

         Section 6.17. Cash Collateral Account. Borrower agrees to cause all payments and distributions with respect to the Acquired Units (including any and all proceeds of any sale, assignment, transfer or other disposition of any Acquired Units) to be wired or deposited directly into the Cash Collateral Account, and Borrower shall so direct NRP by written instruction to make all payments and distributions to Borrower directly into the Cash Collateral Account. Administrative Agent shall have the exclusive right and authority to apply proceeds of any sale, assignment, transfer or other disposition of any Acquired Units in an amount equal to the mandatory prepayment due pursuant to
Section 2.7(b) resulting from such sale, assignment transfer or dispositions. Upon the occurrence of a Sweep Event and continuing until the occurrence of a Sweep Termination Event or upon the occurrence of any Event of Default, Administrative Agent shall have the exclusive right and authority to direct the disposition or disbursement of any and all funds then or thereafter deposited in the Cash Collateral Account, including the application of funds therein to pay or prepay any Obligations as Administrative Agent may elect in its sole discretion. As security for the payment and performance of the Obligations, Borrower hereby collaterally transfers, assigns, and pledges to Administrative Agent for the ratable benefit of Lenders and grants to Administrative Agent for the ratable benefit of Lenders a security interest in all funds of Borrower now or hereafter or from time to time on deposit in the Cash Collateral Account. All remedies as secured party or assignee of such funds shall be exercisable by Administrative Agent upon the occurrence and during the continuance of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except the Obligations.

         Section 7.2. Limitation on Liens. Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

         Section 7.3. Limitation on Mergers, Issuances of Securities. No Restricted Person will merge or consolidate with or into any other Person. Borrower will not issue any partnership interests or options or warrants to acquire any of its partnership interests except issuances to partners of Borrower as of the date hereof. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.4. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any Acquired Units except in compliance with Section 2.7(b), or any of its other material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents, equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         Section 7.5. Limitation on Dividends and Redemptions. No Restricted Person will declare or make any Distributions upon the occurrence and during the continuance of a Default.

         Section 7.6. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction, or directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (b) make any acquisitions of or capital contributions to or other Investments in any Person or property.

         Section 7.7. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to Borrower.

         Section 7.8. Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries and provided that this Section 7.8 shall not prohibit distributions by Borrower that are otherwise permitted hereunder.

         Section 7.9. No Further Negative Pledges. Except as expressly provided for in the Loan Documents, no Person will enter into or become subject to any agreement (a) prohibiting the guaranteeing by any Restricted Person of any Indebtedness, (b) prohibiting the creation or assumption of any Lien upon the properties or assets of any Restricted Person, whether now owned or hereafter acquired or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

         Section 7.10. Prohibited Contracts. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Restricted Person to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to Borrower's Limited Partnership Agreement or any contract or lease which releases, qualifies, limits, makes contingent or otherwise materially detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents; provided that, notwithstanding the immediately preceding clause, such Restricted Person shall provide written notice to Administrative Agent of any amendment or granting of permission to amend. Borrower shall not modify, reduce or waive collection of any distributions with respect to the Acquired Units without Majority Lender consent (not to be unreasonably withheld). No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 7.11. Financial Covenants.

         (a) Interest Coverage Ratio. As of the last day of each Fiscal Quarter, on a Consolidated basis, for the four-Fiscal Quarter period ending with such day, the ratio of (i) Borrower's Cash Flow to (ii) Borrower's interest expense actually paid by Borrower shall be not less than 4.00 to 1.00.

         (b) Debt/Cash Flow Ratio. As of the last day of each Fiscal Quarter, on a Consolidated basis, for the four-Fiscal Quarter period ending with such day, the ratio of (i) Borrower's funded Indebtedness to (ii) Borrower's Cash Flow (the "Debt/Cash Flow Ratio") shall not exceed:

         (A) 3.00 to 1.00 as of the last day of each Fiscal Quarter ending on or before March 31, 2006;

         (B) 2.50 to 1.00 as of the last day of each Fiscal Quarter ending after March 31, 2006 and on or before March 31, 2007; and

         (C) 2.00 to 1.00 as of the last day of any Fiscal Quarter ending after March 31, 2007.

                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument and the counterparty to the agreement or instrument has the right to terminate;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of Indebtedness in excess of $100,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) NRP (i) fails to pay when due any obligations or Indebtedness under the NRP Credit Facility, (ii) becomes subject to any proceeding under any bankruptcy, insolvency or other similar Law constituting a bankruptcy default under the NRP Credit Facility, or (iii) breaches or defaults in the performance of any agreement or instrument by which the Indebtedness under the NRP Credit Facility is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor, and as a result the lenders thereunder cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity.

         (j) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (k) Any Restricted Person:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 60 days; or

                  (ii)commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it;

         (l) Any Restricted Person:

                  (i) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (ii)suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; or

         (m) Any Change of Control occurs.

Upon the occurrence of an Event of Default described in subsection (i)(ii),
(k)(i), (k)(ii) or (k)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                        ARTICLE IX - Administrative Agent

         Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender thereof.

         Section 9.2. Exculpation, Administrative Agent's Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         SECTION 9.4. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING

THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT AND OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT,

provided only that no Lender shall be obligated under this section to indemnify Administrative Agent for that portion, if any, of any liabilities and costs which is proximately caused by Administrative Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Administrative Agent by Borrower under Section 10.4(a) to the extent that Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Administrative Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent. Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Administrative Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. Resignation. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower with Borrower's consent, which consent may not be unreasonably withheld, so long as no Default has occurred and is continuing. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Administrative Agent. A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent's resignation, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.



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


                            ARTICLE X - Miscellaneous

         Section 10.1. Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or
(7) amend this Section 10.1(a).

         (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the

Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Administrative Agent is not Borrower's agent, but Administrative Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the Lenders Schedule (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Administrative Agent.

         Section 10.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document or transaction referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including without limitation attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses, and allocated costs of internal counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) any Restricted Person's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation attorneys' fees, consultants' fees and accounting fees and allocated costs of internal counsel) in connection with the defense or enforcement of any of the Loan Documents (including this section), any attempt to cure any breach thereunder by any Restricted Person, or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) INDEMNITY. BORROWER AGREES TO INDEMNIFY EACH LENDER PARTY AND THE TRUSTEES UNDER ANY MORTGAGE (COLLECTIVELY, THE "TRUSTEE"), UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, BROKER'S FEES, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF

ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY LENDER PARTY GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE), INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RESTRICTED PERSON, ANY LENDER PARTY OR ANY OTHER PERSON OR ANY LIABILITIES OR DUTIES OF ANY RESTRICTED PERSON, ANY LENDER PARTY OR ANY OTHER PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT). BORROWER WILL INDEMNIFY AND HOLD HARMLESS TRUSTEE AND EACH LENDER PARTY FROM AND AGAINST (AND WILL REIMBURSE TRUSTEE AND EACH LENDER PARTY FOR) ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES), CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH MAY BE IMPOSED UPON, ASSERTED AGAINST OR INCURRED OR PAID BY EITHER OF THEM ON ACCOUNT OF, IN CONNECTION WITH, OR ARISING OUT OF (i) ANY BODILY INJURY OR DEATH OR NATURAL RESOURCE, HUMAN HEALTH OR PROPERTY DAMAGE OCCURRING IN, AT, INTO, UNDER OR UPON OR IN THE VICINITY OF THE PROPERTY (AS SUCH TERM IS DEFINED IN THE MORTGAGE) THROUGH ANY CAUSE WHATSOEVER, (ii) ANY ACT PERFORMED OR OMITTED TO BE PERFORMED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT OR THE BREACH OF ANY REPRESENTATION OR WARRANTY HEREIN OR UNDER ANY OTHER LOAN DOCUMENT, (iii) THE EXERCISE OF ANY RIGHTS AND REMEDIES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT,
(iv) ANY TRANSACTION, ACT, OMISSION, EVENT OR CIRCUMSTANCE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PROPERTY OR WITH THE MORTGAGE OR ANY OTHER LOAN DOCUMENT, (v) ANY VIOLATION ON OR PRIOR TO THE RELEASE DATE (AS HEREINAFTER DEFINED) OF ANY ENVIRONMENTAL LAW, (vi) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE RELEASE DATE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON OR UNDER THE PROPERTY OR THE ASSOCIATED PROPERTY OR RELEASE AT, INTO, UPON, UNDER OR FROM THE PROPERTY OR THE ASSOCIATED PROPERTY OF HAZARDOUS MATERIALS DISPOSED OF OR OTHERWISE RELEASED) RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, OCCUPANCY, OPERATION, USE AND/OR MAINTENANCE OF THE PROPERTY OR THE ASSOCIATED PROPERTY, REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, AND (vii) ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY PRIVATE PARTY OR GOVERNMENTAL AGENCIES) FOR HUMAN HEALTH, BODILY INJURY, PROPERTY DAMAGE, ABATEMENT OR REMEDIATION, ENVIRONMENTAL DAMAGE, CLEANUP, MITIGATION, REMOVAL, NATURAL RESOURCE DAMAGE OR IMPAIRMENT OR ANY OTHER INJURY OR DAMAGE RESULTING FROM OR RELATING TO ANY HAZARDOUS OR TOXIC SUBSTANCE, SOLID WASTE OR CONTAMINATED MATERIAL LOCATED UPON OR MIGRATING INTO, FROM OR THROUGH THE PROPERTY OR THE ASSOCIATED PROPERTY (WHETHER OR NOT THE RELEASE OF SUCH MATERIALS WAS CAUSED BY BORROWER, A TENANT OR SUBTENANT OR A PRIOR OWNER OR TENANT OR SUBTENANT ON THE PROPERTY OR THE ASSOCIATED PROPERTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE USE, TREATMENT, HANDLING, STORAGE, GENERATION, TRANSPORTATION, REMOVAL OR DISPOSAL OF SUCH SUBSTANCE, WASTE OR MATERIAL OR THE MERE PRESENCE OF SUCH SUBSTANCE, WASTE OR MATERIAL ON OR UNDER THE PROPERTY OR THE ASSOCIATED PROPERTY), WHICH ANY LENDER PARTY AND/OR THE TRUSTEE MAY HAVE LIABILITY WITH RESPECT TO DUE TO THE MAKING OF THE LOAN OR LOANS EVIDENCED BY THE NOTE, THE GRANTING OF THE MORTGAGE, THE EXERCISE OF ANY RIGHTS UNDER THE LOAN DOCUMENTS, OR OTHERWISE. EACH LENDER PARTY SHALL HAVE THE RIGHT TO COMPROMISE AND ADJUST ANY SUCH CLAIMS, ACTIONS AND JUDGMENTS, AND IN ADDITION TO THE RIGHTS TO BE

INDEMNIFIED AS HEREIN PROVIDED, ALL AMOUNTS PAID IN COMPROMISE, SATISFACTION OR DISCHARGE OF ANY SUCH CLAIM, ACTION OR JUDGMENT, AND ALL COURT COSTS, ATTORNEYS' FEES AND OTHER EXPENSES OF EVERY CHARACTER EXPENDED BY SUCH LENDER PARTY PURSUANT TO THE PROVISIONS OF THIS SECTION SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION BORROWER HEREBY EXPRESSLY PROMISES TO PAY) OWING BY BORROWER TO SUCH LENDER PARTY. THE "RELEASE DATE" AS USED HEREIN SHALL MEAN THE EARLIER OF THE FOLLOWING TWO DATES: (i) THE DATE ON WHICH THE OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL AND THE MORTGAGE HAS BEEN RELEASED OF RECORD, OR (ii) THE DATE ON WHICH THE LIEN OF THE MORTGAGE IS FORECLOSED OR A DEED IN LIEU OF SUCH FORECLOSURE IS FULLY EFFECTIVE AND RECORDED.

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party and/or Trustee shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of the Mortgage or any other Loan Document but will survive the Release Date, foreclosure of the Mortgage or conveyance in lieu of foreclosure, and the repayment of the Obligations and the discharge and release of the Mortgage and the other Loan Documents. As used in this section the term "Lender Party" and the term "Trustee" shall refer not only to the Person designated as such but also to each director, officer, agent, trustee, attorney, employee, representative and Affiliate of or for such Lender Party or Trustee, respectively.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments.

         (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all of the Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections
3.2 through 3.8 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

                  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Credit Amount of both the assignor and assignee shall equal or exceed $5,000,000.

                  (ii) The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit F, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Administrative Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (1) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (2) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
         Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Administrative Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Administrative Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Administrative Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Restricted Person pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any Tribunal, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

         Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING

CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN HARRIS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER AND LENDER PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         Section 10.8. Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

         Section 10.12. WAIVER OF JURY TRIAL. BORROWER, EACH OTHER RESTRICTED PERSON AND EACH LENDER PARTY HEREBY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE

PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BORROWER OR ANY LENDER PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BORROWER AND ALL LENDER PARTIES.

         Section 10.13. Waiver of Punitive Damages. Borrower, each other Restricted Person and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover any "Special Damages" in any litigation based hereon or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity, (b) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waiver or the waiver set forth in Section 10.12 above, and (c) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in clause (a) above and Section 10.12 above. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

         Section 10.14. Binding Arbitration. EACH OF BORROWER, RESTRICTED PERSONS AND LENDER PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY SUBMIT TO BINDING ARBITRATION PURSUANT TO THE TERMS AND CONDITIONS SET FORTH BELOW, and each party hereto agrees that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between any of them, whether individual, joint, or class in nature, arising herefrom or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the arbitration provisions attached hereto as Exhibit I, such exhibit incorporated herein hereby in its entirety.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              FRC-WPP NRP INVESTMENT L.P., Borrower

                              By:  FRC-WPP GP LLC,
                                   its general partner


                                   By:
                                       ----------------------------------------
                                         Alex T. Krueger
                                         Manager

                              Address:   One Lafayette Place
                                         Greenwich, Connecticut 06830

                              Attention: Thomas R. Denison
                              Telephone: 203-661-6601
                              Fax:       203-661-6729
                              E-Mail:    tdenison@firstreserve.com



                                                      SIGNATURE PAGE OF BORROWER
                                                             TERM LOAN AGREEMENT

                                   SOUTHWEST BANK OF TEXAS, N.A.,
                                   Administrative Agent and Lender


                                   By:
                                       ----------------------------------------
                                       Bryan Chapman, Senior Vice President -
                                       Energy Lending

                                   Address:

                                   Southwest Bank of Texas, N.A.
                                   5 Post Oak Park
                                   4400 Post Oak Parkway
                                   Houston, Texas 77027
                                   Attention: Bryan Chapman

                                   Telephone: 713-232-2026
                                   Fax: 713-561-0345
                                   E-mail: bchapman@swbanktx.com


                               SIGNATURE PAGE OF ADMINISTRATIVE AGENT AND LENDER
                                                             TERM LOAN AGREEMENT